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CUSIP No. 0008740541                SCHEDULE 13G/A           Page 11 of 12 Pages

                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

                  The undersigned hereby agree that the statement on Schedule 13G, dated March 22, 2000 (the "Schedule 13G"), with respect to the common stock, par value $.01 per share, of Take-Two Interactive Software, Inc., is, and any amendments thereto by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with Rule 13d-1 promulgated under the Securities Exchange Act of 1934, as amended, and that this agreement shall be included as an exhibit to the Schedule 13G and each such amendment. Each of the undersigned hereby agrees that it is responsible for the timely filing of the Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have executed or caused to be executed this agreement as of March 22, 2000.


Dated March 22, 2000:                       BROADBAND SOLUTIONS, INC.

                                            By:  ROEBUCK LIMITED
                                                 ------------------------------
                                                 as Sole Director

                                            By:  /s/      Connie Smith
                                                 ------------------------------
                                                 Authorized Signatory


Dated March 22, 2000:                       THE BULRUSH TRUST

                                            By:  THE MONUMENT TRUST CO. LTD.
                                                 ------------------------------
                                                 as Trustee

                                            By:  /s/      Simon Brooks
                                                 ------------------------------
                                                 Director


Dated March 22, 2000:                       THE ELM TREE TRUST

                                            By: THE MONUMENT TRUST CO. LTD.
                                                 ------------------------------
                                                as Trustee

                                            By:  /s/      Simon Brooks
                                                 ------------------------------
                                                 Director
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CUSIP No. 0008740541                SCHEDULE 13G             Page 12 of 12 Pages

Dated March 22, 2000:                       /s/  Ramy Weitz
                                            -----------------------------------
                                            RAMY WEITZ


Dated March 22, 2000:                       /s/  Guy Poran
                                            -----------------------------------
                                            GUY PORAN